Exhibit 99.1

FOR IMMEDIATE RELEASE

COMPANY CONTACT:

Robert L. LaPenta, Jr.

Vice President – Treasurer

(609) 387-7800 ext. 1216

Burlington Coat Factory Announces First Quarter Fiscal 2013 Operating Results

•	Total sales increased $82.6 million or 8.4% versus the prior year’s quarter; Comparative store sales increased 3.4%.

•	Adjusted Net Income increased $10.3 million to $11.1 million during the quarter.

•	Generated $59.0 million of cash flow during the quarter.

•	Comparable store inventories decreased 8.7% at quarter end which contributed to a 15.2% faster comparable store inventory turnover during the quarter.

BURLINGTON, NEW JERSEY, June 18, 2013 – Burlington Coat Factory Investments Holdings, Inc. and its operating subsidiaries (the Company), a nationwide retailer based in Burlington, New Jersey, today announced its operating results for the first quarter ended May 4, 2013.

Operating Results For First Quarter Fiscal 2013

Net sales increased 8.4% to $1,065.0 million for the quarter compared with $982.4 million for the quarter ended April 28, 2012. Comparative store sales increased 3.4%.

Adjusted Net Income (as defined below) for the quarter increased $10.3 million to $11.1 million. The increase was primarily driven by sales growth and improved gross margin rate, partially offset by increased selling and administrative expenses.

EBITDA (as defined below) for the quarter increased $5.9 million to $69.6 million. Excluding the impact of $8.9 million of costs related to the amendment of our Term Loan Facility in February 2013, EBITDA increased by $14.8 million.

Tom Kingsbury, President and Chief Executive Officer stated, “We are very pleased with our $10.3 million increase in Adjusted Net Income during the quarter, which was driven by our 8.4% overall sales growth and, most importantly, our 3.4% comparative store sales increase. We continue to stay focused on delivering more fresh values to our customers on a daily basis. I would like to thank our store and corporate team for contributing to these great results.”

First Quarter Fiscal 2013 Conference Call

The Company will hold a conference call for investors on Friday, June 21, 2013 at 10:00 a.m. Eastern Time to discuss the Company’s first quarter Fiscal 2013 operating results. To participate in the call, please dial 1-800-354-6885. This conference call will be recorded and available for replay beginning one hour after the end of the call and will be available through June 22, 2013 at 12:00 p.m. Eastern Time. To access the replay, please dial 1-800-633-8284, then the access number, 21660516. Additionally, a replay of the call will be available for 30 days on the Company’s website (www.burlingtoncoatfactory.com).

About Burlington Coat Factory

Burlington Coat Factory is a nationally recognized retailer of high-quality, branded apparel at everyday low prices. The Company currently serves its customers through its 503 stores in 44 states and Puerto Rico. For more information about Burlington Coat Factory, visit our website at www.burlingtoncoatfactory.com.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We do not undertake to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in such statements will not be realized. The following factors, among others, could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: competition in the retail industry, seasonality of our business, adverse weather conditions, changes in consumer preferences and consumer spending patterns, import risks, inflation, general economic conditions, our ability to implement our strategy, our substantial level of indebtedness and related debt-service obligations, restrictions imposed by covenants in our debt agreements, availability of adequate financing, our dependence on vendors for our merchandise, events affecting the delivery of merchandise to our stores, existence of adverse litigation and risks, availability of desirable locations on suitable terms and other factors that may be described from time to time in our filings with the Securities and Exchange Commission (SEC). For each of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, LLC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	(in thousands)
	Three Months Ended
	May 4, 2013	April 28, 2012
REVENUES:
Net Sales	$1,065,013	$982,422
Other Revenue	7,976	7,534

Total Revenue	1,072,989	989,956

COSTS AND EXPENSES:
Cost of Sales	667,653	619,885
Selling and Administrative Expenses	327,704	307,137
Costs Related to Debt Amendment	8,855	—
Restructuring and Separation Costs	1,625	1,478
Depreciation and Amortization	43,992	39,925
Impairment Charges – Long-Lived Assets	51	13
Other Income, Net	(2,548)	(2,304)
Interest Expense (Inclusive of (Gain)/Loss on Interest Rate Cap Agreements)	26,589	29,479

Total Costs and Expenses	1,073,921	995,613

Loss Before Income Tax Benefit	(932)	(5,657)
Income Tax Benefit	(230)	(1,717)

Net Loss	(702)	(3,940)

Total Comprehensive Loss	$(702)	$(3,940)

Adjusted Net Income and EBITDA

The following tables calculate the Company’s Adjusted Net Income and EBITDA (earnings before net interest expense and loss on extinguishment of debt, taxes, and depreciation, amortization and impairment), both of which are considered Non-GAAP financial measures. Generally, a Non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

Adjusted Net Income is defined as consolidated net income (loss) for the period plus (i) net favorable lease amortization, (ii) costs related to debt amendments, (iii) loss on the extinguishment of debt, (iv) impairment charges and (v) advisory fees, all of which are tax effected to arrive at Adjusted Net Income.

The Company presents Adjusted Net Income and EBITDA because it believes they are useful supplemental measures in evaluating the performance of the business and provide greater transparency into the results of operations. In particular, the Company believes that excluding certain items that may vary substantially in frequency and magnitude from operating income are useful supplemental measures that assist in evaluating the Company’s ability to generate earnings and leverage sales, respectively, and to more readily compare these metrics between past and future periods.

The Company believes that Adjusted Net Income and EBITDA provide investors helpful information with respect to the Company’s operations and financial condition. Other companies in the retail industry may calculate these non-GAAP measures differently such that the Company’s calculation may not be directly comparable. The adjustments to these metrics are not in accordance with regulations adopted by the SEC that apply to periodic reports presented under the Exchange Act. Accordingly, Adjusted Net Income and EBITDA may be presented differently in filings made with the SEC than as presented in this report or not presented at all.

Adjusted Net Income is calculated as follows:

	(in thousands)
	Three Months Ended
	May 4, 2013	April 28, 2012
Reconciliation of Net Loss to Adjusted Net Income:
Net Loss	$(702)	$(3,940)
Net Favorable Lease Amortization (a)	8,830	7,169
Costs Related to Debt Amendment (b)	8,855	—
Impairment Charges (c)	51	13
Advisory Fees (d)	1,071	1,035
Tax Effect (e)	(6,996)	(3,435)

Adjusted Net Income	$11,109	$842

(a)	Net favorable lease amortization represents the non-cash amortization expense associated with favorable and unfavorable leases that were recorded as a result of purchase accounting related to the April 2006 Merger Transaction, and are recorded in the line item Depreciation and Amortization in the Company’s Condensed Consolidated Statement of Operations and Comprehensive Loss.
(b)	Advisory and professional fees associated with the February 2013 Term Loan Amendment.
(c)	Represents Impairment Charges on Long Lived Assets.
(d)	Represents the annual advisory fee of Bain Capital expensed during the fiscal periods and recorded in the line item Selling and Administrative Expensed in the Company’s Condensed Consolidated Statement of Operations and Comprehensive Loss.
(e)	Tax effect is calculated based on the effective tax rates of 37.2% and 41.8% (before discrete items), for the respective periods.

EBITDA is calculated as follows:

	(in thousands)
	Three Months Ended
	May 4, 2013	April 28, 2012
Reconciliation of Net Loss to EBITDA:
Net Loss	$(702)	$(3,940)
Interest Expense	26,589	29,479
Interest Income	(76)	(22)
Income Tax Benefit	(230)	(1,717)
Depreciation and Amortization	43,992	39,925
Impairment Charges	51	13

EBITDA	$69,624	$63,738

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